UROVANT SCIENCES LTD.
POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Bryan Smith and
Christine Ocampo of Urovant Sciences, Inc., and Mark Peterson of O'Melveny &
Myers LLP, with full power of substitution, signing individually, as the undersigned's true and lawful attorney-in fact and agent for any of the following actions:

1. Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC") Form ID,
Uniform Application for Access Codes to File on EDGAR, including amendments thereto, and any other documents necessary to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), or any rule or regulation thereunder;

2. Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the SEC Forms 3, 4 and 5 (including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 16(a) of the Exchange Act and the rules and regulations thereunder in the undersigned's capacity as an officer, director or beneficial owner of more than 10% of a registered class of securities of Urovant Sciences Ltd. (the "Company");

3. Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to execute such Forms 3, 4, or 5, or Form ID
(including any amendments thereto) and timely file such forms with the SEC, and any stock exchange, self-regulatory association or similar authority; and

4. Take any other action of any nature whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by O'Melveny &
Myers LLP, Urovant Sciences, Inc. or another subsidiary of the Company, as applicable.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Date: May 26, 2020

/s/ James Hindman
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James Hindman